Exhibit 99.1

News Release

Contact:	Curtis Garner
Chief Financial Officer
Otelco Inc.
205-625-3580
Curtis.Garner@Otelco.com

Otelco Reports Second Quarter 2019 Operational and Financial Results

ONEONTA, Alabama (August 13, 2019) – Otelco Inc. (NASDAQ: OTEL), a wireline telecommunications services provider in Alabama, Maine, Massachusetts, Missouri, New Hampshire, Vermont and West Virginia, today announced operational and financial results for its second quarter ended June 30, 2019. Key operational and financial highlights for Otelco include:

•	Total revenues of $15.7 million.
•	Operating income of $3.7 million.
•	Net income of $1.7 million.
•	Consolidated EBITDA (as defined below) of $5.7 million.
•	Capital expenditures of $2.4 million.
•	Scheduled principal payments of $1.1 million.

SECOND QUARTER RESULTS

The Company reported revenue of $15.7 million, a 7.3% decrease from the second quarter 2018. The continued loss of residential voice customers and competitive pricing pressures on internet services, combined with the FCC’s one-time A-CAM and CAF-BLS positive adjustments in second quarter 2018 results, were the primary drivers of the decline. These results were in line with revenue reported for first quarter 2019. Net income decreased 41.0% to $1.7 million in second quarter 2019, compared to $2.9 million in second quarter 2018. Cost of services was unchanged in 2019 from 2018, while selling, general and administrative expense increased 5.3% over 2018, including the expense associated with the development of the Company’s long-term network design plans.

Basic net income was $0.50 per share for second quarter 2019, compared to $0.86 per share in the same period of 2018. Consolidated EBITDA (as defined below) was $5.7 million for second quarter 2019, compared to $7.1 million for the same period in the previous year.

The Company made its scheduled $1.1 million principal payment on its credit agreement with CoBank in second quarter 2019, reducing the loan balance to $72.4 million. As of June 30, 2019, the ratio of debt, net of cash, to Consolidated EBITDA was 2.74, reflecting the mandatory payments and voluntary prepayments made on the debt since its inception in November 2017. During second quarter 2019, capital investment increased to $2.9 million, compared to $2.1 million in the same period of 2018. During 2019, the Company expects to invest a total of $11.5 million to upgrade and maintain its network. This investment level represents a 27.7% increase in investment in the business over 2018 and the second year of double digit increases in investment aimed at providing customers increased internet speeds to reduce customer churn. During second quarter, Otelco announced plans for the additional deployment of fiber to over 4,100 locations in Alabama, the deployment of VDSL throughout all of its service areas and the upgrade of its cable distribution network to DOCSIS 3.1 next year.

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Otelco Reports Second Quarter 2019 Results Page 2 August 13, 2019

FCC AND REGULATORY UPDATES

Shoreham (VT), the one Otelco subsidiary not included in previous A-CAM support offers, received an offer of A-CAM support on May 2, 2019, and subsequently filed a letter with the FCC on June 17, 2019, accepting the offer, which will be effective back to January 1, 2019. The A-CAM support replaces the legacy rate-of-return support Shoreham currently receives. The shift to A-CAM funding will not have any impact on 2019 revenue but will provide revenue stability for the ten-year life of the program.

The FCC’s Order of October 23, 2018, provides an option for ten of the Company’s RLECs to move Special Access services (also known as BDS) from a cost-based rate development (cost studies) to incentive regulation. Otelco has exercised this option, which became effective July 1, 2019, and has avoided the annual requirement to provide cost studies for each participating subsidiary. In addition to reducing the $0.2 million expense associated with the cost studies, incentive regulation provides the Company rate flexibility to meet competitive market pressures.

MUNICIPAL PARTNERSHIPS

In its ongoing involvement with municipalities, Otelco, in collaboration with the Town of Alton, Maine, and the State’s ConnectME Authority, will be constructing a fiber network capable of serving the approximately 260 residence and business locations within the town. Approximately 100 of these locations are covered under the A-CAM speed requirements. Grant funding received from Alton and ConnectME will support approximately 60% of the expected $0.7 million investment, allowing for the replacement of the existing copper infrastructure to serve all locations with fiber-to-the-premise service. The Company expects this project will be completed within six months of the receipt of funding.

SECOND QUARTER EARNINGS CONFERENCE CALL

Otelco has scheduled a conference call, which will be broadcast live over the internet, on Wednesday, August 14, 2019, at 11:30 a.m. (Eastern Time). To participate in the call, investors should dial (856) 344-9283 and ask for the Otelco call 10 minutes prior to the start time. Investors, analysts and the general public will also have the opportunity to listen to the conference call free over the internet by visiting the Company’s website at www.Otelco.com. To listen to the live call online, please visit the website at least 15 minutes early to register, download and install any necessary audio software. For those who cannot listen to the live webcast, a replay of the webcast will be available on the Company's website at www.Otelco.com for 30 days. A two-week telephonic replay may also be accessed by calling (719) 457-0820 and entering the Confirmation Code 7779890.

ABOUT OTELCO

Otelco Inc. provides wireline telecommunications services in Alabama, Maine, Massachusetts, Missouri, New Hampshire, Vermont and West Virginia. The Company’s services include local and long distance telephone, digital high-speed data lines, transport services, network access, cable television and other related services. Otelco is among the top 20 largest local exchange carriers in the United States. Otelco operates eleven incumbent telephone companies serving rural markets, or rural local exchange carriers. It also provides competitive retail and wholesale communications services and technology consulting, managed services and private/hybrid cloud hosting services through several subsidiaries. For more information, visit the Company’s website at www.Otelco.com.

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Otelco Reports Second Quarter 2019 Results Page 3 August 13, 2019

FORWARD LOOKING STATEMENTS

Statements in this press release that are not statements of historical or current fact constitute forward-looking statements. Such forward-looking statements involve known and unknown risks, uncertainties, and other unknown factors that could cause the actual results of the Company to be materially different from the historical results or from any future results expressed or implied by such forward-looking statements. In addition to statements which explicitly describe such risks and uncertainties, readers are urged to consider statements labeled with the terms “believes,” “belief,” “expects,” “intends,” “anticipates,” “plans,” or similar terms to be uncertain and forward-looking. The forward-looking statements contained herein are also subject generally to other risks and uncertainties that are described from time to time in the Company’s filings with the Securities and Exchange Commission. The Company assumes no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by applicable law.

Second Quarter 2019 Financial Summary

(Dollars in thousands, except per share amounts)

(Unaudited)

	Three Months Ended June 30,		Change
	2019	2018	Amount	Percent
Revenues	$15,658	$16,890	$(1,232)	(7.3)%
Operating income	$3,708	$5,172	$(1,464)	(28.3)%
Interest expense	$(1,362)	$(1,467)	$(105)	(7.2)%
Net income available to stockholders	$1,716	$2,908	$(1,192)	(41.0)%
Basic net income per share	$0.50	$0.86	$(0.36)	(41.9)%
Diluted net income per share	$0.50	$0.85	$(0.35)	(41.2)%

Consolidated EBITDA	$5,676	$7,078	$(1,402)	(19.8)%
Capital expenditures	$2,905	$2,123	$782	36.8%

	Six Months Ended June 30,		Change
	2019	2018	Amount	Percent
Revenues	$31,413	$33,616	$(2,203)	(6.6)%
Operating income	$7,471	$9,233	$(1,762)	(19.1)%
Interest expense	$(2,729)	$(2,925)	$(196)	(6.7)%
Net income	$3,997	$4,903	$(906)	(18.5)%
Net income per share	$1.17	$1.45	$(0.28)	(19.3)%
Diluted net income per share	$1.16	$1.43	$(0.27)	(18.9)%

Consolidated EBITDA	$12,038	$13,216	$(1,178)	(8.9)%
Capital expenditures	$4,437	$3,298	$1,139	34.5%

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Otelco Reports Second Quarter 2019 Results Page 4 August 13, 2019

OTELCO INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(in thousands, except share par value and share amounts)

(unaudited with the exception of December 31, 2018 being audited)

	June 30,	December 31,
	2019	2018
Assets
Current assets
Cash and cash equivalents	$5,354	$4,657
Accounts receivable:
Due from subscribers, net of allowance for doubtful
accounts of $248 and $577, respectively	3,988	4,183
Other	1,844	1,899
Materials and supplies	3,493	2,802
Prepaid expenses	1,356	1,198
Other assets	256	-
Total current assets	16,291	14,739

Property and equipment, net	52,897	52,073
Goodwill	44,976	44,976
Intangible assets, net	721	919
Operating lease right-of-use asset	980	-
Investments	1,485	1,498
Interest rate cap	-	4
Other assets	382	143
Total assets	$117,732	$114,352

Liabilities and Stockholders' Equity
Current liabilities
Accounts payable	$1,855	$1,331
Accrued expenses	5,150	5,054
Advance billings and payments	1,517	1,614
Customer deposits	50	48
Current operating lease liability	341	-
Current maturity of long-term notes payable, net of debt issuance cost	3,915	3,904
Total current liabilities	12,828	11,951

Deferred income taxes	20,145	20,145
Advance billings and payments	2,140	2,234
Other liabilities	9	13
Long-term operating lease liability	639	-
Long-term notes payable, less current maturities and debt issuance cost	67,141	69,107
Total liabilities	102,902	103,450

Stockholders' equity
Class A Common Stock, $.01 par value-authorized 10,000,000 shares;
issued and outstanding 3,410,936 and 3,388,624 shares, respectively	34	34
Additional paid in capital	4,144	4,213
Retained earnings	10,652	6,655
Total stockholders' equity	14,830	10,902
Total liabilities and stockholders' equity	$117,732	$114,352

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Otelco Reports Second Quarter 2019 Results Page 5 August 13, 2019

OTELCO INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(in thousands, except share and per share amounts)

(unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2019	2018	2019	2018

Revenues	$15,658	$16,890	$31,413	$33,616

Operating expenses
Cost of services	7,486	7,483	15,088	15,447
Selling, general and administrative expenses	2,556	2,428	5,029	5,310
Depreciation and amortization	1,908	1,807	3,825	3,626
Total operating expenses	11,950	11,718	23,942	24,383

Income from operations	3,708	5,172	7,471	9,233

Other income (expense)
Interest expense	(1,362)	(1,467)	(2,729)	(2,925)
Other income	4	1	599	168
Total other expense	(1,358)	(1,466)	(2,130)	(2,757)

Income before income tax expense	2,350	3,706	5,341	6,476
Income tax expense	(634)	(798)	(1,344)	(1,573)

Net income	$1,716	$2,908	$3,997	$4,903

Weighted average number of common shares outstanding:
Basic	3,410,936	3,388,624	3,410,936	3,388,624
Diluted	3,431,229	3,439,659	3,431,229	3,429,974

Basic net income per common share	$0.50	$0.86	$1.17	$1.45

Diluted net income per common share	$0.50	$0.85	$1.16	$1.43

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Otelco Reports Second Quarter 2019 Results Page 6 August 13, 2019

OTELCO INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(in thousands)

(unaudited)

	Six Months Ended June 30,
	2019	2018
Cash flows from operating activities:
Net income	$3,997	$4,903
Adjustments to reconcile net income to cash flows provided by operating activities:
Depreciation	3,667	3,458
Amortization	158	168
Amortization of loan costs	230	239
Non-cash lease amortization	93	-
Provision for uncollectible accounts receivable	80	163
Stock-based compensation	114	151
Changes in operating assets and liabilities
Accounts receivable	(86)	(370)
Materials and supplies	(691)	(126)
Prepaid expenses and other assets	(397)	1,888
Accounts payable and accrued expenses	620	(790)
Advance billings and payments	(191)	(199)
Other liabilities	(96)	-
Net cash from operating activities	7,498	9,485

Cash flows used in investing activities:
Acquisition and construction of property and equipment	(4,437)	(3,298)
Net cash used in investing activities	(4,437)	(3,298)

Cash flows used in financing activities:
Loan origination costs	(10)	(37)
Principal repayment of long-term notes payable	(2,175)	(5,175)
Interest rate cap	4	(46)
Retirement of CoBank equity	-	119
Tax withholdings paid on behalf of employees for restricted stock units	(183)	(380)
Net cash used in financing activities	(2,364)	(5,519)

Net increase in cash and cash equivalents	697	668
Cash and cash equivalents, beginning of period	4,657	3,570

Cash and cash equivalents, end of period	$5,354	$4,238
Supplemental disclosures of cash flow information:
Interest paid	$2,487	$2,701

Income taxes paid	$1,189	$435

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Otelco Reports Second Quarter 2019 Results Page 7 August 13, 2019

CONSOLIDATED EBITDA – Consolidated EBITDA is defined as consolidated net income plus consolidated net interest expense, depreciation and amortization, income taxes and certain other fees, expenses and non-cash charges reducing consolidated net income. Consolidated EBITDA is a supplemental measure of the Company’s performance that is not required by, or presented in accordance with, accounting principles generally accepted in the United States (“GAAP”). Consolidated EBITDA corresponds to the definition of Consolidated EBITDA in the Company’s credit facility. The lenders under the Company’s credit facility utilize this measure to determine compliance with credit facility requirements. The Company uses Consolidated EBITDA as an operational performance measurement to focus attention on the operational generation of cash, which is used for reinvestment into the business; to repay its debt and to pay interest on its debt; to pay income taxes; and for other corporate requirements. The Company reports Consolidated EBITDA to allow current and potential investors to understand this performance metric and because the Company believes that it provides current and potential investors with helpful information with respect to the Company’s operating performance. However, Consolidated EBITDA should not be considered as an alternative to net income or any other performance measures derived in accordance with GAAP. The Company’s presentation of Consolidated EBITDA may not be comparable to similarly titled measures used by other companies.

Reconciliation of Consolidated EBITDA to Net Income						Twelve Months
		Three Months Ended June 30,		Six Months Ended June 30,		Ended June 30,
		2019	2018	2019	2018	2019
Net income		$1,716	$2,908	$3,997	$4,903	$8,561
Add:	Depreciation	1,829	1,723	3,667	3,458	7,115
	Interest expense less interest income	1,245	1,348	2,493	2,687	5,175
	Interest expense - amortized loan cost	113	118	230	238	467
	Income tax expense	634	798	1,344	1,573	2,516
	Amortization - intangibles	79	84	158	168	316
	Loan fees	17	19	35	38	71
	Stock-based compensation (senior management)	43	80	114	151	271
Consolidated EBITDA		$5,676	$7,078	$12,038	$13,216	$24,492

LEVERAGE RATIO – The Company uses the ratio of debt, net of cash, to Consolidated EBITDA for the last twelve months as an operational performance measurement of Otelco’s leverage. Such ratio is a supplemental measure of the Company’s performance that is not required by, or presented in accordance with, GAAP. The Company reports such ratio to allow current and potential investors to understand this performance metric. The Company also believes that it provides current and potential investors with helpful information with respect to the Company’s operating performance, including the Company’s ability to generate earnings sufficient to service its debt, and enhances understanding of the Company’s financial performance and highlights operational trends. However, such ratio should not be considered as an alternative to net income or any other performance measures derived in accordance with GAAP. The Company’s presentation of such ratio may not be comparable to similarly titled ratios used by other companies. The table below provides the calculation of the Leverage ratio as of June 30, 2019.

Ratio of Debt, Net of Cash, to Consolidated EBITDA
as of June 30, 2019
($000)

Notes payable	$71,056
Debt issuance costs	1,331
Notes outstanding	72,387

Less cash	(5,354)
Notes outstanding, net of cash	$67,033
Consolidated EBITDA for the
last twelve months	$24,492

Leverage ratio	2.74

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